Exhibit 4.1

REGISTERED

No.

PHILIP MORRIS INTERNATIONAL INC.

3.750% NOTE DUE 2031	PRINCIPAL AMOUNT
€
CUSIP NO. 718172 DL0
COMMON CODE 283788474
ISIN NO. XS2837884746

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY EUROCLEAR BANK S.A./N.V. OR BY CLEARSTREAM BANKING, SOCIÉTÉ ANONYME (EACH, A “DEPOSITARY”) TO A NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF HSBC ISSUER SERVICES COMMON DEPOSITARY NOMINEE (UK) LIMITED OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO HSBC BANK USA, NATIONAL ASSOCIATION OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, HSBC ISSUER SERVICES COMMON DEPOSITARY NOMINEE (UK) LIMITED, HAS AN INTEREST HEREIN.

PHILIP MORRIS INTERNATIONAL INC., a Virginia corporation (hereinafter called the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to HSBC Issuer Services Common Depositary Nominee (UK) Limited or registered assigns, the principal sum of (€ ) on January 15, 2031, and to pay interest thereon from June 6, 2024 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, annually in arrears on January 15 of each year, commencing January 15, 2025, at the rate of 3.750% per annum until the principal hereof is paid or made available for payment.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be December 31 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee for the Notes, notice whereof shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Interest on this Note will be computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on the Note (or June 6, 2024 if no interest has been paid on this Note), to but excluding the next scheduled Interest Payment Date.

Payment of the principal of (and premium, if any) and interest on this Note will be made at the office or agency of the Company maintained for that purpose in the City of London or the Borough of Manhattan, The City of New York, in such coin or currency of the member states of the European Monetary Union that have adopted or that adopt the single currency in accordance with the treaty establishing the European Community, as amended by the Treaty on European Union as at the time of payment shall be legal tender for the payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear on the Securities Register or by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least 15 days prior to the date for payment by the person entitled thereto. All payments of principal, premium, if any, and interest in respect of this Note will be made by the Company in immediately available funds.

Additional provisions of this Note are contained on the reverse hereof, and such provisions shall have the same effect as though fully set forth in this place.

Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee for the Notes by manual or electronic signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, PHILIP MORRIS INTERNATIONAL INC. has caused this instrument to be duly executed.

Dated: June 6, 2024

PHILIP MORRIS INTERNATIONAL INC.

By:
Name: Frank de Rooij
Title: Vice President Treasury and Corporate Finance

Attest:

By:
Name: Darlene Quashie Henry
Title: Vice President, Associate General Counsel and Corporate Secretary

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein described in the within-mentioned Indenture.

HSBC BANK USA, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Officer

(Reverse of Note)

PHILIP MORRIS INTERNATIONAL INC.

This Note is one of a duly authorized issue of debentures, notes or other evidences of indebtedness (hereinafter called the “Securities”) of the Company of the series hereinafter specified, which series is issued in an initial aggregate principal amount of € 500,000,000, all such Securities issued and to be issued under an Indenture dated as of April 25, 2008 between the Company and HSBC Bank USA, National Association, as Trustee (herein called the “Indenture”), to which Indenture and all other indentures supplemental thereto reference is hereby made for a statement of the rights and limitations of rights thereunder of the Holders of the Securities and of the rights, obligations, duties and immunities of the Trustee for each series of Securities and of the Company, and the terms upon which the Securities are and are to be authenticated and delivered. As provided in the Indenture, the Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different sinking, purchase or analogous funds, if any, may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided or permitted. This Note is one of a series of the Securities designated therein as 3.750% Notes due 2031 (the “Notes”).

Principal and interest payments in respect of the Notes are payable by the Company in Euro. If, however, the Euro is unavailable to the Company due to the imposition of exchange controls or other circumstances beyond the Company’s control or if the Euro is no longer being used by the then member states of the European Monetary Union that have adopted the Euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the Notes will be made in Dollars until the Euro is again available to the Company or so used. The amount payable on any date in Euro will be converted into Dollars at the rate mandated by the U.S. Federal Reserve Board as of the close of business on the second Business Day prior to the relevant payment date or, in the event the U.S. Federal Reserve Board has not mandated a rate of conversion, on the basis of the most recently available market exchange rate for the Euro, as determined by the Company in the Company’s sole discretion.

So long as the Notes of this series are in the form of Global Securities only, all Notes of this series will collectively be evidenced by the Global Security of this series registered in the name of HSBC Issuer Services Common Depositary Nominee (UK) Limited (the “Global Note”).

Section 1010 of the Indenture shall be applicable to the Notes, except that (i) the term “Holder,” when used in Section 1010 of the Indenture, shall mean the beneficial owner of a Note or any person holding on behalf or for the account of the beneficial owner of a Note; (ii) the following language shall replace subsection (k) to Section 1010 of the Indenture: “any tax, assessment or other governmental charge imposed pursuant to the provisions of Sections 1471 through 1474 of the Code” and (iii) the following language shall be included as subsection (l) to Section 1010 of the Indenture: “any combination of items (a), (b), (c), (d), (e), (f), (g), (h), (i), (j) and (k).”

Prior to October 15, 2030 (the date that is three months prior to the scheduled maturity date for the Notes (the “Par Call Date”), the Company may, at its option, redeem the Notes, in whole at any time or in part from time to time (in €1,000 increments, provided that any remaining principal amount thereof shall be at least the minimum authorized denomination thereof). The redemption price will be equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed and (ii) the sum of the present values of the Remaining Scheduled Payments (as defined below) of the Notes to be redeemed that would be due if such Notes matured on the Par Call Date (exclusive of interest accrued to the date of redemption) discounted to the redemption date on an annual basis (Actual/Actual (ICMA)), at a rate equal to the applicable Comparable Government Bond Rate (as defined below) plus 20 basis points plus, in either case, accrued and unpaid interest, if any, thereon to, but excluding, the redemption date.

On or after the Par Call Date, the Company may, at its option, redeem the Notes, in whole at any time or in part from time to time (in €1,000 increments, provided that any remaining principal amount thereof shall be at least the minimum authorized denomination thereof) at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, thereon to, but excluding, the redemption date.

“Comparable Government Bond” means, in relation to any Comparable Government Bond Rate calculation, a German government bond whose maturity is closest to the maturity of the Notes, or if the Company or the Independent Investment Bank considers that such similar bond is not in issue, such other German government bond as the Company or the Independent Investment Bank, with the advice of three brokers of, and/or market makers in, German government bonds selected by the Company or the Independent Investment Bank, determine to be appropriate for determining the Comparable Government Bond Rate.

“Comparable Government Bond Rate” means, with respect to any redemption date, the price, expressed as a percentage (rounded to three decimal places, 0.0005 being rounded upwards), at which the gross redemption yield on the Notes to be redeemed, if they were to be purchased at such price on the third business day prior to the date fixed for redemption, would be equal to the gross redemption yield on such business day of the Comparable Government Bond on the basis of the middle market price of the Comparable Government Bond prevailing at 11:00 a.m. (London time) on such business day as determined by the Independent Investment Bank.

“Independent Investment Bank” means one of the Reference Bond Dealers that the Company appoints as the Independent Investment Bank from time to time.

“Reference Bond Dealer” means (A) each of Deutsche Bank AG, London Branch, HSBC Continental Europe, Banco Santander, S.A., SMBC Nikko Capital Markets Limited and Standard Chartered Bank (or their respective affiliates that are Primary Bond Dealers), and their respective successors and (B) any other broker of, and/or market maker in, German government bonds (a “Primary Bond Dealer”) selected by the Company.

“Remaining Scheduled Payments” means, with respect to the Notes to be redeemed, the remaining scheduled payments of principal of and interest on the relevant Note that would be due after the related redemption date but for the redemption. If that redemption date is not an Interest Payment Date with respect to a Note, the amount of the next succeeding scheduled interest payment on the relevant Note will be reduced by the amount of interest accrued on the applicable Note to, but excluding, the redemption date.

If money sufficient to pay the redemption price on the Notes (or portions thereof) to be redeemed on the applicable redemption date is deposited with the Trustee or Paying Agent on or before the applicable redemption date and certain other conditions are satisfied, then on and after such redemption date, interest will cease to accrue on such Notes (or such portion thereof) called for redemption.

The Company will, or will cause the Trustee or Paying Agent on its behalf to, mail notice of a redemption to Holders of the Notes to be redeemed by first-class mail (or otherwise transmit in accordance with applicable procedures of the Depositary) at least 15 and not more than 45 days prior to the date fixed for redemption. Unless the Company defaults in the payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Notes or any portion thereof called for redemption. On or before the applicable redemption date, the Company will deposit with the Trustee or Paying Agent or set aside, segregate and hold in trust (if the Company is acting as Paying Agent), funds sufficient to pay the redemption price of, and accrued and unpaid interest on, such Notes to be redeemed on that redemption date. If fewer than all of the Notes are to be redeemed, for so long as the notes are held by a depositary, the redemption of the notes shall be done in accordance with the policies and procedures of such depositary, which may be made on a pro rata pass-through distribution of principal basis and if the notes are held in certificated form the Trustee or Paying Agent will select, not more than 60 days prior to the redemption date, the particular Notes or any portion thereof for redemption from the outstanding Notes not previously called by lot; provided, however, that no Notes of a principal amount of €100,000 or less shall be redeemed in part. The Trustee shall have no duty to determine, or verify the calculation of, the redemption price.

The Company may redeem the Notes prior to maturity in whole, but not in part, on not more than 60 days’ notice and not less than 30 days’ notice at a redemption price equal to the principal amount of such Notes plus any accrued interest and additional amounts to the date fixed for redemption if:

•	as a result of a change in or amendment to the tax laws, regulations or rulings of the United States or any political subdivision or taxing authority of or in the United States or any change in official position regarding the application or interpretation of such laws, regulations or rulings (including a holding by a court of competent jurisdiction in the United States) that is announced or becomes effective on or after June 6, 2024, the Company has or will become obligated to pay additional amounts with respect to the Notes as described in Section 1010 of the Indenture, or

•	on or after June 6, 2024, any action is taken by a taxing authority of, or any decision is rendered by a court of competent jurisdiction in, the United States or any political subdivision or taxing authority of or in the United States, including any of those actions specified in the bullet point above, whether or not such action is taken or decision is rendered with respect to the Company, or any change, amendment, application or interpretation is officially proposed, which, in any such case, in the written opinion of independent legal counsel of recognized standing, will result in a material probability that the Company will become obligated to pay additional amounts with respect to the Notes, and the Company in its business judgment determines that such obligations cannot be avoided by the use of reasonable measures available to the Company.

If the Company exercises its option to redeem the Notes for tax reasons, the Company will deliver to the Trustee a certificate signed by an authorized officer stating that it is entitled to redeem the Notes and the written opinion of independent legal counsel if required.

The Indenture contains provisions for defeasance at any time of the entire principal of all the Securities of any series upon compliance by the Company with certain conditions set forth therein.

If an Event of Default (other than an Event of Default described in Section 501(4) or 501(5) of the Indenture) with respect to the Notes shall occur and be continuing, then either the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities of all series then Outstanding (or, if such default is not applicable to all series of the Securities, the Holders of at least 25% in principal amount of the then Outstanding Securities of all series to which it is applicable) (in each case voting as a single class) may declare the entire principal amount of the Securities of all series so affected due and payable in the manner and with effect provided in the Indenture. If an Event of Default specified in Section 501(4) or 501(5) occurs with respect to the Company, all of the unpaid principal amount and accrued interest then Outstanding shall ipso facto become and be immediately due and payable in the manner with the effect provided in the Indenture without any declaration or other act by the Trustee or any Holder.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company with the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of all series of Securities affected thereby (voting as a single class). The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of all series affected thereby at the time Outstanding (voting as a single class) to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences to the affected series. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the transfer hereof or in exchange or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the times, place and rate, and in the coin or currency, herein and in the Indenture prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, this Note is transferable on the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company to be maintained for that purpose in the Borough of Manhattan, The City of New York, or at any other office or agency of the Company maintained for that purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the Holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes are issuable only in registered form in denominations of €100,000 and any integral multiple of €1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of a like tenor and of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Company, the Trustee for the Notes and any agent of the Company or such Trustee may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note be overdue, and neither the Company, such Trustee nor any such agent shall be affected by notice to the contrary.

Certain of the Company’s obligations under the Indenture with respect to Notes may be terminated if the Company irrevocably deposits with the Trustee money or Government Obligations sufficient to pay and discharge the entire indebtedness on all Notes, as provided in the Indenture.

This Note shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

For purposes of the Notes, the term “Business Day” means any day other than (1) a Saturday or Sunday or a day on which commercial banks in the City of New York or the City of London are authorized or required by law, regulation or executive order to close and (2) a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET or TARGET2) system is not open.

Certain terms used in this Note which are defined in the Indenture have the meanings set forth therein.

ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY NUMBER OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(Name and address of Assignee, including zip code, must be printed or typewritten)

the within Note, and all rights thereunder, hereby irrevocably, constituting and appointing

Attorney to transfer the said Note on the books of Philip Morris International Inc. with full power of substitution in the premises.

Dated:

NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Note in every particular, without alteration or enlargement or any change whatsoever.